 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 29, 2015 (June 26, 2015)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) was held on June 26, 2015, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

(a) A vote regarding the election of seven (7) directors of the Company to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified:

Shares Voted
	For	Withheld	Broker Non-Votes
Hilton H. Howell, Jr.	16,612,162	1,017,650	1,937,920
Robin R. Howell	16,609,737	1,020,075	1,937,920
Harriett J. Robinson	16,611,934	1,017,878	1,937,920
Joseph M. Scheerer	17,486,046	143,766	1,937,920
Scott G. Thompson	16,716,644	913,168	1,937,920
Dom H. Wyant	17,383,646	246,166	1,937,920
Keehln Wheeler	17,486,046	143,766	1,937,920

(b) A vote regarding ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year:

Shares Voted
For	Against	Abstain
19,463,531	72,221	31,980

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

	By:	/s/ John G. Sample, Jr.
John G. Sample, Jr.
Senior Vice President, Chief Financial Officer and
Secretary

Date: June 29, 2015